iv















                    STOCK PURCHASE AGREEMENT

                            Between

                   AFGL INTERNATIONAL, INC.,

                    IRENE COHEN TEMPS, INC.,

             CORPORATE STAFFING ALTERNATIVES, INC.,

              CERTIFIED TECHNICAL STAFFING, INC.,

                              and

                      THE STOCKHOLDERS OF
                         THE COMPANIES


                      Dated April 10, 1996

                        TABLE OF CONTENTS


                                                             Page

ARTICLE I.  DEFINITIONS                                         1

ARTICLE  II.  REPRESENTATIONS, COVENANTS, AND WARRANTIES  OF  THE
COMPANIES

          2.01  Organization                                    4
          2.02  Non-contravention                               4
          2.03  Authorization of Transaction                    5
          2.04  Subsidiaries                                    5
          2.05  Capitalization                                  5
          2.06  Financial Statements                            5
          2.07  Absence of Certain Changes or Events            6
          2.08  Title and Related Matters                       6
          2.09  Tax Matters                                     7
          2.10  Litigation and Proceedings                      8
          2.11  Contracts                                       8
          2.12  Material Contract Defaults                      8
          2.13  Governmental Authorizations                     8
          2.14  Compliance With Laws and Regulations            9
          2.15  Insurance                                       9
          2.16  Transactions With Affiliates                    9
          2.17  Labor Relations                                 9
          2.18  Information                                     9
          2.19  Companies Schedules                             9

ARTICLE III.  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AFGL

          3.01  Organization                                   10
          3.02  Non-contravention                              10
          3.03  Authorization of Transaction                   11
          3.04  Subsidiaries                                   11
          3.05  Capitalization                                 11
          3.06  Financial Statements                           11
          3.07  Absence of Certain Changes or Events           12
          3.08  Title and Related Matters                      12
          3.09  Tax Matters                                    13
          3.10  Litigation and Proceedings                     14
          3.11  Contracts                                      14
          3.12  Material Contract Defaults                     14
          3.13  Governmental Authorizations                    14
          3.14  Information                                    14
          3.15  AFGL Schedules                                 14

ARTICLE  IV.  REPRESENTATIONS, COVENANTS AND WARRANTIES  OF  EACH
STOCKHOLDER

          4.01  By Cohen                                       15
          4.02  By Finegan                                     16
          4.03  By List                                        17

ARTICLE V.  SALE OF STOCK

          5.01  Sale of Companies Stock                        18
          5.02  Preliminary Purchase Price                     18
          5.03  Preparation of Closing Balance Sheet           18
          5.04  Adjustment of Preliminary Purchase Price       19

ARTICLE VI.  SPECIAL COVENANTS

          6.01  Access to Properties and Records               20
          6.02  Actions Prior to Closing                       20
          6.03  Tax Election                                   21
          6.04  Indemnification                                23
          6.05  Third Person Consents and Certificates         25
          6.06  Employment Arrangements                        25
          6.07  Termination                                    25
          6.08  Payment of Indebtedness                        26
          6.09  Public Announcement                            26
          6.10  Reimbursement of Fees                          26
          6.11  Additional Covenants                           27
          6.12  Dispute Resolution Procedures                  28

ARTICLE VII.  CLOSING

          7.01  Closing                                        28
          7.02  Closing Events                                 28

ARTICLE VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF AFGL

          8.01  Accuracy of Representations                    29
          8.02  Litigation Certificates                        29
          8.03  No Material Adverse Change                     29
          8.04  Good Standing                                  29
          8.05  Consents/Agreements                            29
          8.06  Legal Opinion                                  29
          8.07  Republic Obligation                            29
          8.08  Balance Sheets                                 29
          8.09  Reimbursement Documents                        30
          8.10  Other Items                                    30


ARTICLE IX.  CONDITIONS PRECEDENT TO OBLIGATIONS
            OF THE COMPANIES AND THE STOCKHOLDERS

          9.01  Accuracy of Representations                    30
          9.02  Litigation Certificate                         30
          9.03  No Material Adverse Change                     30
          9.04  Good Standing                                  30
          9.05  Consents/Agreements                            30
          9.06  Legal Opinion                                  30
          9.07  Republic Obligation                            30
          9.08  Viva Agreement                                 31
          9.09  Other Items                                    31

ARTICLE X.  MISCELLANEOUS

          10.01  Brokers                                       31
          10.02  Governing Law                                 31
          10.03  Notices                                       31
          10.04  Attorneys' Fees                               32
          10.05  Third Party Beneficiaries                     32
          10.06  Entire Agreement                              32
          10.07  Counterparts                                  32
          10.08  Amendment or Waiver                           32
          10.09  Assignment                                    32


                    STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, is made and entered into as of the 10th day of April, 1996, by and between AFGL INTERNATIONAL, INC., a Nevada corporation, IRENE COHEN TEMPS, INC., a New York corporation, CORPORATE STAFFING ALTERNATIVES, INC., a New York corporation, CERTIFIED TECHNICAL STAFFING, INC., a New York corporation, and each of the STOCKHOLDERS of the Companies.

                            Premises

     This Agreement provides for the acquisition by AFGL from the Stockholders of all of the capital stock of the Companies in exchange for cash, all on the terms and conditions hereinafter provided.

                            Agreement

      NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I

                           DEFINITIONS

Accounting Fee                      has the meaning set forth  in
                         Section 6.10(a), below.
  Reimbursement

Actual Difference               has  the  meaning  set  forth  in
                         Section 6.03(d), below.

Actual Value                        has the meaning set forth  in
                         Section 5.03(b), below.

Adverse Consequences     means  all  actions, suits, proceedings,
                         hearings,    investigations,    charges,
                         complaints,       claims,       demands,
                         injunctions, judgments, orders, decrees,
                         rulings,   damages,   dues,   penalties,
                         fines, costs, reasonable amounts paid in
                         settlement,   liabilities,  obligations,
                         taxes,  liens,  losses,  expenses,   and
                         fees,   including   court   costs    and
                         reasonable attorneys' fees and expenses.

Affiliate                               has the meaning set forth
                         in   Rule   12b-2  of  the   regulations
                         promulgated    under   the    Securities
                         Exchange Act of 1934, as amended.

AFGL                                                is       AFGL
                         International,    Inc.,     a     Nevada
                         corporation   and  a   Party   to   this
                         Agreement.

Agreement                               means this Stock Purchase
                         Agreement dated April 10, 1996.

Closing                                  means  the acts  by  the
                         Parties of endorsing, executing,  and/or
                         delivering    the    Companies    Stock,
                         certificates  of officers  and  Parties,
                         schedules,    and   other    instruments
                         provided  for in Articles  V,  VI,  VII,
                         VIII, and IX of this Agreement.

Cohen                                    is Irene Cohen, who is a
                         stockholder  of  one  or  more  of   the
                         Companies  as stated in the  Stockholder
                         List and a Party to this Agreement.

Closing Balance Sheet    has  the  meaning set forth  in  Section
                         5.03(a), below.

Company                                  means any one or more of
                         ICTI,   CSA,  or  CTS  as  the   context
                         indicates.

Companies Stock                 means  all  of  the  issued   and
                         outstanding   capital  stock   of   each
                         Company  consisting of such classes  and
                         in    such   amounts   stated   on   the
                         Stockholder List.

Combined Book Value            means  the  excess of assets  over
                         liabilities as shown on any of the balance sheets contemplated by Article
                         V, below.

CSA                                              is     Corporate
                         Staffing Alternatives, Inc., a New  York
                         corporation   and  a   Party   to   this
                         Agreement.

CTS                                              is     Certified
                         Technical  Staffing, Inc.,  a  New  York
                         corporation   and  a   Party   to   this
                         Agreement.

Draft Closing Balance Sheet     has  the  meaning  set  forth  in
                         Section 5.03(a), below.

Employment  Agreement and has the meaning set  forth  in  Section
Audit Reimbursement      6.10(b), below.


Estimated Balance Sheet  has  the  meaning set forth  in  Section
                         5.02, below.

Finegan                                 is Elaine Finegan, who is
                         a stockholder of one or more of the Companies as stated in the Stockholder List and a Party to this Agreement.

GAAP                                           means  the  United
                         States   generally  accepted  accounting
                         principles as in effect from time to time.

High Difference                 has  the  meaning  set  forth  in
                         Section 6.03(d), below.

High  Value                has the meaning set forth  in  Section
5.03(b), below.

Historic  Companies       has the meaning set  forth  in  Section
2.09(a), below.

ICTI                                           is   Irene   Cohen
                         Temps, Inc., a New York corporation and a Party to this Agreement.

Knowledge                                means  actual  knowledge
                         after reasonable investigation and, with
                         respect  to  the  Companies  refers   to
                         knowledge after reasonable investigation of any Stockholder, director, or officer of the Companies.

List                                         is Michael List, who
                         is a stockholder of one or more of the Companies as stated in the Stockholder List and a Party to this Agreement.

Low Difference                      has the meaning set forth  in
                         Section 6.03(d), below.

Low Value                               has the meaning set forth
                         in Section 5.03(b), below.

March Balance Sheet             has  the  meaning  set  forth  in
                         Section 5.02, below.

Material                                 means, when used  as  an
                         adjective in conjunction with an  event,
                         condition,   circumstance,  effect,   or
                         other  item, that there is a substantial
                         likelihood  that  a  reasonable   person
                         would  attach importance to  the  event,
                         condition, circumstance, effect, or item
                         in  evaluating the business, operations,
                         properties,    assets,   or    financial
                         condition  of  the  Party  to  which  it
                         relates, taken as a whole (which, in the
                         case  of  one or more of the  Companies,
                         means  the Companies taken as a  whole),
                         and      the     transactions     herein
                         contemplated.

Preliminary Purchase Price      has  the  meaning  set  forth  in
                         Section 5.02, below.

Purchase  Price            has the meaning set forth  in  Section
5.04, below.

Ordinary Course of Business     means  the  ordinary  course   of
                         business consistent with past custom and
                         practice  (including  with  respect   to
                         quantity and frequency).

Party                                    means any one or more of
                         AFGL, the Companies, or the Stockholders as the context indicates.

Person                                   means  an individual,  a
                         partnership,    a    corporation,     an
                         association,  a joint stock  company,  a
                         trust,     a    joint    venture,     an
                         unincorporated   organization,   or    a
                         governmental entity (or any  department,
                         agency,    or    political   subdivision
                         thereof).

Security Interest              means any mortgage, pledge,  lien,
                         encumbrance,  charge, or other  security
                         interest,  other than:  (a)  mechanic's,
                         materialmen's,  and similar  liens;  (b)
                         liens  for taxes not yet due and payable
                         or   for  taxes  that  the  taxpayer  is
                         contesting   in   good   faith   through
                         appropriate  proceedings;  (c)  purchase
                         money  liens  and liens securing  rental
                         payments     under     capital     lease
                         arrangements;   and  (d)   other   liens
                         arising   in  the  Ordinary  Course   of
                         Business and not incurred in connection with the borrowing of money.

Stockholder(s)                       is,  when  singular,  either
                         Cohen, Finegan, or List, and is, when plural, two or all of such persons as the context dictates.

Stockholder List                means   the  list  prepared   and
                         delivered  by the Companies  at  Closing
                         stating  the authorized capital of  each
                         Company,   the  number  of  issued   and
                         outstanding shares of the capital  stock
                         of    each   Company,   and   for   each
                         Stockholder   the   number    of    such
                         outstanding shares held, all as of the date of Closing.

Subsidiary                          means  any  corporation  with
                         respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

Tax                                           means  any federal,
                         state,  local, or foreign income,  gross
                         receipts,  license, payroll, employment,
                         excise,  severance,  stamp,  occupation,
                         premium, windfall profits, environmental
                         (including  taxes  under  Code   Section
                         59A),  customs  duties,  capital  stock,
                         franchise, profits, withholding,  social
                         security   (or  similar),  unemployment,
                         disability,   real  property,   personal
                         property,    sales,    use,    transfer,
                         registration,  value added,  alternative
                         or  add-on minimum, estimated, or  other
                         tax  of  any kind whatsoever,  including
                         any   interest,  penalty,  or   addition
                         thereto, whether disputed or not.

Tax Code and Regulations means the Internal Revenue Code of 1986, as  amended, and (where the  context  so
                         requires  with  respect  to  time),  the
                         Internal   Revenue  Code  of  1954,   as
                         amended, and all regulations promulgated thereunder.

Tax Return                         means any return, declaration,
                         report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Viva Agreement                       means  the  agreement  dated
                         January  2,  1996, by and  between  Viva
                         Temporary Services, Inc., ICTI, AFGL, and Christy & Viener.

Viva Reimbursement             has  the meaning set forth in  set
                         forth in Section 6.10(c), below.

Viva Transaction               means  the acquisition by ICTI  of
                         certain   assets   of   Viva   Temporary
                         Services,   Inc.,  and  its  affiliates,
                         pursuant to the Asset Purchase Agreement dated January 2, 1996.

                           ARTICLE II

  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF  THE COMPANIES

      As an inducement to, and to obtain the reliance of, AFGL, the Companies represent and warrant as follows:

      Section 2.01 Organization. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Companies has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their respective properties and assets and to carry on its business in all material respects as it is now being conducted.

      Section 2.02 Non-contravention. Except as disclosed in the Companies Schedules or contemplated by the Viva Transaction, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of any of the Companies; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Companies is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Companies is subject.

      Section 2.03 Authorization of Transaction. Each of the Companies has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of each Company has duly authorized the execution, delivery, and performance of this Agreement. This Agreement represents the valid and binding obligation of each Company enforceable against it in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 2.04   Subsidiaries.  None of the Companies  has  a
Subsidiary.

        Section 2.05 Capitalization. The authorized capitalization of each Company shall be, as of the Closing, as stated in the Stockholder List. All issued and outstanding shares of the capital stock of the Companies on the date of Closing shall be legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. Except as disclosed herein and in the Companies Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of any of the Companies. Except as disclosed herein and in the Companies Schedules, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Companies.

     Section 2.06   Financial Statements.

           (a) The Companies Schedules contain the unaudited balance sheet of each of the Companies at December 31, 1995 ("Balance Sheet Date"), together with the Accountants' Review Report pertaining thereto, which includes the related unaudited statement of operations and retained earnings and cash flows of each of the Companies for the 12 months then ended,.

           (b) All such financial statements have been prepared in accordance GAAP, which was applied on a consistent basis throughout the period covered, present fairly as of their respective dates the financial condition of each of the Companies and the results of operations of each of the Companies with adjustments for accrual accounting, are correct and complete, and are consistent with the books and records of each of the Companies after taking into account the adjustments for accrual accounting (which books and records are correct and complete).

           (c) None of the Companies had as of the Balance Sheet Date any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on the most recent balance sheet of each of the Companies, (ii) liabilities disclosed or arising under this Agreement, the Companies Schedules, or the documents referred to herein and therein.

           (d) All notes and accounts receivable of each of the Companies are reflected properly on its books and records and, to the knowledge of each of the Companies, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts, if any, set forth on the face of the most recent balance sheet of each of the Companies as adjusted for the passage of time through the date of this Agreement in accordance with the past custom and practice of each of the Companies.

     Section 2.07 Absence of Certain Changes or Events. Except in relation to the Viva Transaction and as described herein or in the Companies Schedules, since the Balance Sheet Date:

          (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of any of the Companies; or (ii) any damage, destruction, or loss to any of the Companies (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition.

          (b) None of the Companies has (except for transactions specified in clauses (v) through (vii), below, involving officers, directors, Stockholders, and their Affiliates that shall be completed by the time of Closing) (i) amended its articles of incorporation, charter, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;
     (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees, except in the Ordinary Course of Business.

          (c) None of the Companies has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the Ordinary Course of Business, including liabilities incurred in connection with the transactions contemplated by this Agreement; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheet of each Company as of the Balance Sheet Date, and current liabilities incurred since that date in the Ordinary Course of Business, including, the costs incurred in connection with the transactions contemplated by this Agreement; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate, have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims in excess of reserves reflected on the balance sheet of each Company as of the Balance Sheet Date, and additions thereto (except debts or claims which, in the aggregate, are of a value of less than $1,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

           (d) To the knowledge of any of the Companies, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 2.08 Title and Related Matters. Each of the Companies has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected in the balance sheet of each Company as of the Balance Sheet Date, or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear  of  all  Security Interests, except as  disclosed  in  the
Companies Schedules. Except as set forth in the Companies Schedules, each of the Companies owns free and clear of any Security Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business. Except as set forth in the Companies Schedules, no Person has any right to, and none of the Companies has received any notice of infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business of any of the Companies, or any material portion of their properties, assets, or rights.

     Section 2.09   Tax Matters.

           (a) Each of the Companies has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing, except where extensions were obtained. All such Tax Returns were correct and complete in all material respects. Up to and including the date of Closing, each of the Companies, any predecessor corporation or other corporation whose assets were transferred or retransferred by any Stockholder to any of the Companies or any predecessor of the Companies (including, but not by way of limitation, Americana), and any direct or indirect corporate asset transferor of any of the Companies or their predecessors (collectively, the "Historic Companies"): (i) have always been qualified S corporations under the Tax Code and Regulations; (ii) have been S corporations of New York State and New Jersey for all purposes at all times since such states have recognized such status under state law; and (iii) have never been, at any time, a corporation taxable as a regular corporation (non-S corporation) under the Tax Code and Regulations or for New York State tax purposes. No claim has ever been made by an authority in a jurisdiction where any of the Historic Companies have not or do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) Each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee.

           (c) To the knowledge of the Companies, no Stockholder or director or officer (or employee responsible for Tax matters) of any of the Companies reasonably expects any authority to assess against any of the Companies any additional Taxes for any period for which Tax Returns have been filed. The Companies Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to any of the Companies for all taxable periods ending on or after January 1, 1992, indicates those Tax
     Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each of the Companies has made available to AFGL correct and complete copies of all federal state, and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies since January 1, 1992.

           (d) None of the Companies has waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      Section 2.10 Litigation and Proceedings. Except as set forth in the Companies Schedules, there are no material actions, suits, proceedings, or investigations pending or, to the knowledge of any of the Companies, threatened by or against it or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. None of the Companies has any knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

     Section 2.11   Contracts.

           (a) All contracts, agreements, franchises, license agreements, and other commitments to which any of the Companies is a party or by which its properties are bound and which are material to its operations are, to the knowledge of the Companies, valid and enforceable by it in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting rights of creditors generally.

           (b) Except as included or described in the Companies Schedules or reflected in the balance sheet of any Company as of the Balance Sheet Date, and except for any contract or other arrangement that may be terminated by a Company on not more than 30 days' notice without any liability and any other contract under which the executory obligation of the Companies after the Closing will involve an amount less than $50,000, none of the Companies is a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice;
     (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which it is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate, do not exceed $10,000; (v) consulting or other similar contracts with an unexpired term of more than one year or
     providing  for  payments  in  excess  of  $10,000   in   the
     aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director; or
     (viii) contract, other agreement, or other commitment .

      Section 2.12 Material Contract Defaults. Except as disclosed in the Companies Schedules, none of the Companies is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default on the part of the Companies or other event which, with notice or lapse of time or both, would constitute a default on the part of the Companies in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 2.13 Governmental Authorizations. Except as set forth in the Companies Schedules, the Companies have all material licenses, franchises, permits, and other governmental authorizations that are legally required to enable each of them to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby.

      Section 2.14 Compliance With Laws and Regulations. The Companies have complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or business condition of the Companies, and except to the extent non-compliance would not result in any material liability.

      Section 2.15 Insurance. All the insurable properties of the Companies are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 2.16 Transactions With Affiliates. Set forth in the Companies Schedules is a description of every material contract, agreement, or arrangement between any of the Companies and any Affiliate under which any of the Companies will be obligated after the Closing.

      Section 2.17 Labor Relations. None of the Companies has had a material work stoppage resulting from labor problems. To the knowledge of the Companies, no union or other collective bargaining organization is organizing or attempting to organize any employee of the Companies.

      Section 2.18 Information. The information concerning the Companies set forth in this Agreement and in the Companies Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 2.19 Companies Schedules. Following the signing and delivery of this Agreement, but in any event not less than 15 days prior to the Closing, the Companies shall make available to AFGL and the Stockholders, the following documents and information, which are collectively referred to as the "Companies Schedules," and both AFGL and the Stockholders will be provided prior to the Closing all such additional materials and information as may be reasonably requested, including any information requested to verify any information furnished:

           (a) complete and correct copies of the articles of incorporation, as amended, and bylaws of each of the Companies;

            (b) the financial statements of the Companies identified in paragraph 2.06(a);

          (c) the income Tax Returns of the Companies identified in paragraph 2.09(c);

           (d) a description of all real property owned and/or leased by the Companies, together with a description of every Security Interest in respect thereof;

           (e) copies of all material agreements, arrangements, contracts, or other instruments to which any of the Companies is a party or by which it or its properties are bound, together with a description of all oral contracts, leases, agreements, and other instruments to which any of the Companies is a party or by which it or its properties are bound, except for any such items under which none of the Companies or the Stockholders will have any obligation after the Closing;

           (f) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which the Companies carry on or propose to carry on their respective businesses (except those which, in the aggregate, are immaterial to the present or proposed business of any of them);

           (g) a list of the accounts receivable and notes and other obligations receivable of the Companies as of the Balance Sheet Date, or that arose thereafter other than in the Ordinary Course of Business, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments which are, in the aggregate, material and due to or claimed by such creditor;

          (h) a list of the accounts payable and notes and other obligations payable of the Companies as of the Balance Sheet Date or that arose thereafter other than in the Ordinary Course of Business, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments which are, in the aggregate, material and due or payable to any of the Companies;

           (i) a description of any material change in the business, operations, property, inventory, assets, or condition of any of the Companies since the Balance Sheet Date, required to be provided pursuant to Section 2.07 hereof;

           (j) a description of transactions with Affiliates required to be described by Section 2.16; and

           (k)   a  schedule setting forth any other information,
     together  with  any  copies  of documents,  required  to  be disclosed  in  the  Companies  Schedules  by  Sections  2.01 through 2.18.

The Companies shall cause the Companies Schedules and the instruments and data to be delivered to AFGL and the Stockholders hereunder to be updated after the date of delivery up to and including the date of Closing.

                           ARTICLE III

       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AFGL

      As an inducement to, and to obtain the reliance of, the Companies and the Stockholders, AFGL represents and warrants as follows:

     Section 3.01 Organization. AFGL is a corporation, validly existing, and in good standing under the laws of the state of Nevada. AFGL has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted.

     Section 3.02 Non-contravention. Except as noted herein or in the AFGL Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of AFGL or its subsidiaries; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which any of AFGL and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of AFGL and its Subsidiaries is subject.

      Section 3.03 Authorization of Transaction. AFGL has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of AFGL has duly authorized the execution, delivery, and performance of this Agreement by AFGL. This
Agreement represents the valid and binding obligation of AFGL enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section  3.04   Subsidiaries.  AFGL has three  wholly-owned
Subsidiaries,  Whitney  Partners,  Inc.,  and  AFGL,  Inc.,  both
Delaware corporations, and Furash & Company, Inc., a Maryland corporation.

        Section 3.05 Capitalization. The authorized capitalization of AFGL is 25,000,000 shares, consisting of:
5,000,000 shares of preferred stock, par value $0.001, of which 2,800 shares designated as "Series A 8% Convertible Preferred Stock," are issued and outstanding, 6,858 shares designated as "Series B Convertible Preferred Stock" are issued and outstanding, and 150 shares designated as "Series C 8% Convertible Preferred Stock" are being offered for sale to a limited group of investors in an offshore transaction; and 20,000,000 shares are Common Stock, of which 4,597,358 shares are currently issued and outstanding, and approximately 2,222,223 shares are being offered for sale to a limited group of investors in a limited offering. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. Except for 1,332,416 shares of Common Stock reserved for issuance on conversion of the Series A 8% Convertible Preferred Stock, 685,744 shares of Common Stock reserved for issuance on conversion of the Series B Convertible Preferred Stock, 795,455 shares of Common Stock reserved for issuance on conversion of the Series C 8% Convertible Preferred Stock, 3,085,823 shares of Common Stock reserved for issuance under AFGL's stock incentive plans, 129,711 shares reserved for issuance under outstanding warrants, and as disclosed herein and in the AFGL Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued AFGL common stock, except options, warrants, calls, or commitments, if any, to which AFGL is not a party and by which it is not bound. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to AFGL.

     Section 3.06   Financial Statements.

            (a) The AFGL Schedules contain the unaudited consolidated balance sheet of AFGL at September 30, 1995, and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, including the notes to such statements; and the audited consolidated balance sheet of AFGL as of December 31, 1994, and the related audited consolidated statements of operations and cash flows for each year in the two year period ended December 31, 1994, together with the notes to such statements and the opinion of Mortenson & Co., Inc., independent accountants, with respect thereto.

           (b) All such financial statements have been prepared in accordance with GAAP on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of AFGL and its Subsidiaries and the results of operations of AFGL and its Subsidiaries, are correct and complete, and are consistent with the books and records of AFGL and its Subsidiaries (which books and records are correct and complete).

           (c) AFGL did not have as of the date of its September 30, 1995, balance sheet any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on the September 30, 1995, balance sheet of AFGL, and (ii) liabilities disclosed in this Agreement or the AFGL Schedules.

           (d) All notes and accounts receivable of AFGL and its Subsidiaries are reflected properly on their books and records and, to the Knowledge of AFGL, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts, if any, set forth on the face of the September 30, 1995, balance sheet of AFGL as adjusted for the passage of time through the date of this Agreement in accordance with the past custom and practice of AFGL and its Subsidiaries.

     Section 3.07 Absence of Certain Changes or Events. Except as described herein or in the AFGL Schedules, since the date of the September 30, 1995, AFGL balance sheet:

          (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of any of AFGL and its Subsidiaries; or (ii) any damage, destruction, or loss to any of AFGL and its Subsidiaries (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition;

           (b) None of AFGL and its Subsidiaries has (i) amended its articles of incorporation, charter, or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering its business; or,
     (iii) entered into any other material transaction;

           (c) None of AFGL and its Subsidiaries has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the Ordinary Course of Business, including liabilities incurred in connection with the transactions contemplated by this Agreement; or (iii) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

            (d) To the knowledge of any of AFGL and its Subsidiaries, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 3.08 Title and Related Matters. Each of AFGL and its Subsidiaries has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the September 30, 1995, AFGL balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all Security Interests, except as disclosed in the AFGL Schedules. Except as set forth in the AFGL Schedules, each of AFGL and its Subsidiaries owns free and clear of any Security
Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business. Except as set forth in the AFGL Schedules, no Person has any right to, and none of AFGL and its Subsidiaries has received any notice of infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business of any of AFGL and its Subsidiaries, or any material portion of its properties, assets, or rights.

     Section 3.09   Tax Matters.

           (a) Each of AFGL and its Subsidiaries has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing, except where extensions were obtained. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of AFGL and its Subsidiaries (as shown on any Tax Return) have been paid. None of AFGL and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of AFGL and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of AFGL that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of AFGL and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c)    No  AFGL  director  or  officer  (or  employee
     responsible for Tax matters) reasonably expects any authority to assess against any of AFGL and its Subsidiaries any additional Taxes for any period for which Tax Returns have been filed, except as disclosed in the AFGL Schedules. There is no dispute or claim concerning any Tax liability of any of AFGL and its Subsidiaries either (i) claimed or raised by an authority in writing or, (ii) as to which any of the AFGL directors and officers (and employees responsible for Tax matters) has knowledge based upon personal contact with any agent of such authority, except as disclosed in the AFGL Schedules. The AFGL Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to any of AFGL and its Subsidiaries for taxable periods commencing on or after January 1, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. AFGL has made available to the Companies and the Stockholders correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of AFGL and its Subsidiaries since January 1, 1992.

           (d) None of AFGL and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) The unpaid Taxes of AFGL and its Subsidiaries (i) did not, as of the September 30, 1995, balance sheet of AFGL, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of said balance sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of AFGL in filing its Tax Returns.

      Section 3.10 Litigation and Proceedings. Except as set forth in the AFGL Schedules, there are no material actions, suits, proceedings, or investigations pending or, to the knowledge of any of AFGL and its Subsidiaries, threatened by or against it or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. None of AFGL and its Subsidiaries has any knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

       Section 3.11 Contracts. All contracts, agreements, franchises, license agreements, and other commitments to which any of AFGL and its Subsidiaries is a party or by which its properties are bound and which are material to its operations are, to the knowledge of AFGL, valid and enforceable by it in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 3.12 Material Contract Defaults. Except as disclosed in the AFGL Schedules, none of AFGL and its Subsidiaries is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 3.13 Governmental Authorizations. Except as set forth in the AFGL Schedules, AFGL and its Subsidiaries have all material licenses, franchises, permits, and other governmental authorizations that are legally required to enable each of them to conduct its business in all material respects as conducted on the date hereof. No material authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by AFGL of this Agreement and the consummation by AFGL of the transactions contemplated hereby.

     Section 3.14 Information. The information concerning AFGL and its Subsidiaries set forth in this Agreement and in the AFGL Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 3.15 AFGL Schedules. Following the signing and delivery of this Agreement, but in any event not less than 15 days prior to the Closing, AFGL shall make available to the Companies and the Stockholders, the following documents and information, which are collectively referred to as the "AFGL Schedules," and the Companies and the Stockholders will be provided prior to the Closing all such additional materials and information as may be reasonably requested, including any information requested to verify any information furnished:

           (a) complete and correct copies of the articles of incorporation, as amended, and bylaws of AFGL in effect as of the date of Closing;

           (b) the quarterly reports on Form 10-QSB of AFGL for the periods ended March 31, June 30, and September 30, 1995;

           (c) the annual report on Form 10-KSB of AFGL for the fiscal year ended December 31, 1994, together with a copy of AFGL's 1994 Annual Report to shareholders and Information
     Statement dated June 7, 1995;

           (d) the income Tax Returns of AFGL identified in paragraph 3.09(c);

           (e) a description of any material change in the business, operations, property, inventory, assets, or condition of any of AFGL and its Subsidiaries since September 30, 1995, required to be provided pursuant to
     Section 3.07 hereof; and

           (f) a schedule setting forth any other information, together with any copies of documents, required to be disclosed in the AFGL Schedules by Sections 3.01 through 3.14.

AFGL shall cause the AFGL Schedules and the instruments and data to be delivered to the Companies and the Stockholders hereunder to be updated after the date of delivery up to and including the date of Closing.

                           ARTICLE IV

 REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EACH STOCKHOLDER

      As  an inducement to, and to obtain the reliance of,  AFGL,
each   Stockholder   makes  the  following  representations   and
warranties, each for herself or himself.

      Section 4.01 By Cohen. Cohen represents and warrants as follows:

           (a) Except as set forth in the Companies Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which Cohen is a party or by which she is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cohen is subject.

           (b) Except as set forth in the Companies Schedules, Cohen has full power and authority, and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement represents the valid and binding obligation of Cohen enforceable against her in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Cohen of this Agreement and the consummation by her of the transactions contemplated hereby.

           (d) Except as set forth in the Companies Schedules, Cohen is the legal and beneficial owner of the Companies stock set forth on the Stockholder List, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and Cohen has full right, power, and authority to transfer, assign, convey, and deliver the Companies Stock; and delivery of such stock at the Closing will convey to AFGL good and marketable title to the Companies Stock free and clear of any claims, charges, equities, liens, Security Interests, and encumbrances whatsoever.

           (e) At all times up to and including the date of Closing, each of the Companies, any predecessor corporation or other corporation whose assets were transferred or retransferred by any Stockholder to any of the Companies or any predecessor of the Companies (including, but not by way of limitation, Americana), and any direct or indirect corporate asset transferor of any of the Historic Companies:
     (i) have always been qualified S corporations under the Tax Code and Regulations; (ii) have been S corporations of New York State and New Jersey for all purposes at all times since such states have recognized such status under state law; and (iii) have never been, at any time, a corporation taxable as a regular corporation (non-S corporation) under the Tax Code and Regulations or for New York State tax purposes.

           (f) To the knowledge of Cohen, the information concerning the Companies and herself set forth in this Agreement under Article II and this Section 4.01 is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 4.02 By Finegan. Finegan represents and warrants as follows:

           (a) Except as set forth in the Companies Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which Finegan is a party or by which she is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Finegan is subject.

           (b) Except as set forth in the Companies Schedules, Finegan has full power , and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement represents the valid and binding obligation of Finegan enforceable against her in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Finegan of this Agreement and the consummation by her of the transactions contemplated hereby.

           (d) Except as set forth in the Companies Schedules, Finegan is the legal and beneficial owner of the Companies Stock set forth on the Stockholder List, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and Finegan has full right, power, and authority to transfer, assign, convey, and deliver the Companies Stock; and delivery of such stock at the Closing will convey to AFGL good and marketable title to the Companies Stock free and clear of any claims, charges, equities, liens, Security Interests, and encumbrances whatsoever.
           (e) At all times up to and including the date of Closing, each of the Companies, any predecessor corporation or other corporation whose assets were transferred or retransferred by any Stockholder to any of the Companies or any predecessor of the Companies (including, but not by way of limitation, Americana), and any direct or indirect corporate asset transferor of any of the Historic Companies:
     (i) have always been qualified S corporations under the Tax Code and Regulations; (ii) have been S corporations of New York State and New Jersey for all purposes at all times since such states have recognized such status under state law; and (iii) have never been, at any time, a corporation taxable as a regular corporation (non-S corporation) under the Tax Code and Regulations or for New York State tax purposes.

           (f) To the knowledge of Finegan, the information concerning the Companies and herself set forth in this Agreement under Article II and this Section 4.02 is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 4.03 By List. List represents and warrants as follows:

           (a) Except as set forth in the Companies Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which List is a party or by which he is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which List is subject.

           (b) Except as set forth in the Companies Schedules, list has full power and authority, and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement represents the valid and binding obligation of List enforceable against him in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by List of this Agreement and the consummation by him of the transactions contemplated hereby.

           (d) Except as set forth in the Companies Schedules, List is the legal and beneficial owner of the Companies Stock set forth on the Stockholder List,, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and List has full right, power, and authority to transfer, assign, convey, and deliver the Companies Stock; and delivery of such stock at the Closing will convey to AFGL good and marketable title to the
     Companies Stock free and clear of any claims, charges, equities, liens, Security Interests, and encumbrances whatsoever.

           (e) At all times up to and including the date of Closing, each of the Companies, any predecessor corporation or other corporation whose assets were transferred or retransferred by any Stockholder to any of the Companies or any predecessor of the Companies (including, but not by way of limitation, Americana), and any direct or indirect corporate asset transferor of any of the Historic Companies:
     (i) have always been qualified S corporations under the Tax Code and Regulations; (ii) have been S corporations of New York State and New Jersey for all purposes at all times since such states have recognized such status under state law; and (iii) have never been, at any time, a corporation taxable as a regular corporation (non-S corporation) under the Tax Code and Regulations or for New York State tax purposes.

            (f) To the knowledge of List, the information concerning List and the Companies set forth in this Agreement under Article II and this Section 4.03 is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

                            ARTICLE V

                          SALE OF STOCK

      Section 5.01 Sale of Companies Stock. On and subject to the terms and conditions of this Agreement, AFGL agrees to purchase from each of the Stockholders, and each of the Stockholders agrees to sell to AFGL, all of her or his Companies Stock for the consideration specified below.

      Section 5.02 Preliminary Purchase Price. AFGL agrees to pay to the Stockholders at the Closing (hereinafter the "Preliminary Purchase Price"), $8,260,000 plus the amount (the "Additional Amount") by which the Combined Book Value of the Companies exceeds $2,100,000 as reflected on a combined balance sheet of the Companies as of March 31, 1996, prepared by the Companies, certified by an executive officer of the Companies, and delivered to AFGL two business days prior to the date of Closing (the "March Balance Sheet") by (i) a deposit of $100,000 by certified check or by wire transfer of funds to an escrow account established by Morgan, Lewis & Bockius, LLP, concurrently with the signing and delivery of this Agreement, which will be paid over to the Stockholders at Closing, and (ii) cash for the balance of the Preliminary Purchase Price payable at Closing by wire transfer or delivery of other immediately available funds. The Preliminary Purchase Price shall be allocated among the Stockholders in proportion to their respective holdings of Companies Stock as set forth in the Stockholder List delivered by the Stockholders at Closing. In addition to the Preliminary Purchase Price, AFGL will deposit at Closing by wire transfer or delivery of other immediately available funds in the escrow account established under this Section 5.02 (the "Escrowed Funds"), an amount equal to the difference between the Preliminary Purchase Price and the Combined Book Value of the Companies as reflected on a date of Closing combined estimated balance sheet as of the date of Closing prepared by the Companies and delivered to AFGL two business days prior to the Closing (the "Estimated Balance Sheet"). The Preliminary Purchase Price will be subject to post-Closing adjustment as set forth below in Sections 5.03, 5.04, and 6.03, as applicable.

      Section  5.03   Preparation of Closing Balance Sheet.   The
Closing Balance Sheet will be prepared as follows.

          (a) Within 45 days following the date of Closing, AFGL will prepare and deliver to the Stockholders a draft combined accrual basis balance sheet (the "Draft Closing Balance Sheet") for the Companies as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement). AFGL will prepare the Draft Closing Balance Sheet in accordance with GAAP applied on a basis consistent with prior periods. If the Stockholders have any objections to the Draft Closing Balance Sheet, they will deliver a detailed statement describing their objections to AFGL within 45 days after receiving the Draft Closing Balance Sheet. AFGL and the Stockholders will use reasonable efforts to resolve any such objections themselves. If AFGL and the Stockholders do not obtain a final resolution within 30 days after AFGL has received the statement of objections, however, AFGL and the Stockholders will select an accounting firm mutually acceptable to them to resolve any remaining objections. If AFGL and the Stockholders are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties. AFGL will revise the Draft Closing Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this paragraph. The "Closing Balance Sheet" shall mean the Draft Closing Balance Sheet together with any revisions thereto pursuant to this paragraph.

           (b) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in paragraph (a) of this Section 5.03, AFGL and the
     Stockholders  will share responsibility  for  the  fees  and expenses of the accounting firm as follows: (i) if the accounting firm resolves all of the remaining objections in favor of AFGL (the Combined Book Value so determined from the Closing Balance Sheet is referred to herein as the "Low Value"), the Stockholders will be responsible for all of the fees and expenses of the accounting firm; (ii) if the accounting firm resolves all of the remaining objections in favor of the Stockholders (the Combined Book Value so determined from the Closing Balance Sheet is referred to herein as the "High Value"), AFGL will be responsible for all of the fees and expenses of the accounting firm; and
     (iii) if the accounting firm resolves some of the remaining objections in favor of AFGL and the rest of the remaining objections in favor of the Stockholders (the Combined Book Value so determined from the Closing Balance Sheet is referred to herein as the "Actual Value"), the Stockholders will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and AFGL will be responsible for the remainder of the fees and expenses.

           (c) AFGL will make the work papers and back-up materials used in preparing the Draft Closing Balance Sheet, and the books, records, and financial staff of the
     Companies,   available   to  the  Stockholders   and   their
     accountants and other representatives at reasonable times and upon reasonable notice at any time during (i) the preparation by AFGL of the Draft Closing Balance Sheet, (ii) the review by the Stockholders of the Draft Closing Balance Sheet, and (iii) the resolution by the Parties of any objections thereto.

      Section  5.04    Adjustment of Preliminary Purchase  Price.
The Preliminary Purchase Price will be adjusted as follows and as provided in Section 6.03, and the amount as so adjusted by this
Section 5.04 and Section 6.03 is the "Purchase Price":

           (a) If the Combined Book Value of the Companies reflected on the Closing Balance Sheet is equal to or greater than $2,100,000, but the sum of the cash and accounts receivable reflected on the Closing Balance Sheet is less than $2,100,000, the Stockholders will pay to AFGL the amount equal to the difference between $2,100,000 and the sum of the cash and accounts receivable reflected on the Closing Balance Sheet (the "Deficit"), first by release and delivery to AFGL of the Escrowed Funds and second, to the extent the Deficit is greater than the Escrowed Funds, by wire transfer or delivery of other immediately available funds within three business days after the date on which the Closing Balance Sheet finally is determined pursuant to
     Section 5.03, above. The Stockholders will pay the Deficit in proportion to their respective holdings of Companies Stock as set forth on the Stockholder List.

           (b) Regardless of the cash and accounts receivable reflected on the Closing Balance Sheet, if the Combined Book Value of the Companies as reflected on the Closing Balance Sheet is less than the Combined Book Value reflected on the Estimated Balance Sheet (the "Book Value Deficit"), the Stockholders will pay to AFGL the amount of the Book Value Deficit, first by release and delivery to AFGL of the
     Escrowed Funds and second, to the extent the Book Value Deficit is greater than the Escrowed Funds, by wire transfer or delivery of other immediately available funds within three business days after the date on which the Closing Balance Sheet finally is determined pursuant to Section
     5.03, above. The Stockholders will pay the Book Value Deficit in proportion to their respective holdings of Companies Stock as set forth on the Stockholder List.

           (c) If the sum of the cash and accounts receivable reflected on the Closing Balance Sheet is equal to or greater than $2,100,000, and the Combined Book Value is greater than the Preliminary Purchase Price, AFGL will pay (subject to the provisions of Section 6.03) to the Stockholders the amount equal to the difference between the Preliminary Purchase Price paid at Closing and the Combined Book Value (the "Surplus"), first by release and delivery to the Stockholders of the Escrowed Funds and second, to the extent the Surplus is greater than the Escrowed Funds by wire transfer or delivery of other immediately available funds within three business days after the date on which the Closing Balance Sheet finally is determined pursuant to
     Section 5.03, above. AFGL will pay the Surplus to the Stockholders in proportion to their respective holdings of Companies Stock as set forth on the Stockholder List.

                           ARTICLE VI

                        SPECIAL COVENANTS

      Section 6.01 Access to Properties and Records. AFGL and each of the Companies will each afford to the officers and authorized representatives of the other, and to the Stockholders, full access to its properties, books, and records in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to its business and properties as the other shall from time to time reasonably request. In this regard, concurrently with the execution and delivery of this Agreement, AFGL is delivering to the Stockholders true and correct copies of all letters of intent, term sheets, and commitment letters related to debt and equity financing to be obtained by AFGL in connection with the transactions described in this Agreement, and AFGL covenants and agrees to update the Stockholders regularly between the date of this Agreement and the date of Closing on the status of AFGL's debt and equity financing arrangements, including prompt notification of any material adverse developments in connection with such financing arrangements.

     Section 6.02   Actions Prior to Closing.

          (a) From and after the date of this Agreement, each of the Companies will: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use commercially reasonable efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all material obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

           (b) From and after the date of this Agreement until the date of Closing Date, none of the Companies will : (i) make any change in its articles of incorporation or bylaws;
     (ii) take any action described in Section 2.07 (all except as permitted therein or as disclosed in the Companies
     Schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in the Companies Schedules, except that the Companies may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business and terminate any contract, agreement, or other arrangement with any officer, director, or Stockholder of the Companies.

           (c) Notwithstanding the provisions of this Section 6.02, or any other contrary provision of this Agreement, AFGL agrees and acknowledges that the Stockholders are entitled to distribute cash and other property of the Companies to themselves following the date of this Agreement and prior to the Closing; provided, that at the time of Closing the Stockholders reasonably believe in good faith that the Closing Balance Sheet will show the sum of cash and accounts receivable of at least $2,100,000, and a Combined Book Value of at least $2,100,000,

     Section 6.03   Tax Election and Certain Tax Matters.

          (a) AFGL agrees to prepare, file and pay any tax shown on any part or full year New York City General Corporation Income Tax return for any of the Companies for all periods commencing January 1, 1996; provided, that the New York City General Corporation Income Tax on the operations of the Companies from January 1, 1996, through and including the date of Closing (excluding any gain from the asset sale resulting from Section 338(h)(10) treatment of the purchase contemplated hereby under the Tax Code and Regulations, if any) will be accrued and reflected in the March Balance Sheet, Estimated Balance Sheet, and Closing Balance Sheet.

           (b) AFGL agrees to pay any tax shown on any New York State Corporation Income Tax Return (Form CT-3-S) for any of the Companies for the period commencing January 1, 1996 through and including the date of Closing; provided, that the New York State Corporation Income Tax on the operations of the Companies from January 1, 1996, through and including the date of Closing (excluding any gain from the asset sale resulting from Section 338(h)(10) treatment of the purchase contemplated hereby under the Tax Code and Regulations, if any) will be accrued and reflected in the March Balance Sheet, Estimated Balance Sheet, and Closing Balance Sheet..

          (c) The Parties agree and acknowledge that an election will be made under Section 338(h)(10) of the Tax Code and Regulations to treat the purchase of the Companies Stock by AFGL as a sale by the Companies of all of their assets to AFGL followed by a complete liquidation. At the time the Draft Closing Balance Sheet is delivered to the Stockholders under Section 5.03, AFGL will deliver a schedule, including the Internal Revenue Service Form 8023A (with supporting schedules), allocating the proposed Purchase Price among the assets of the Companies. On completion of the Closing Balance Sheet, the allocation of the Purchase Price will be finalized in a further schedule delivered to the Stockholders. Following completion of the Closing Balance Sheet and final adjustments to the Preliminary Purchase Price, and as a condition precedent to the payment of any remaining portion of the Purchase Price under Section 5.04(c), all of the Stockholders shall deliver to AFGL properly completed and signed forms required to make the election under Section 338(h)(10). The Parties hereto further agree to prepare, sign, deliver, and file, any and all additional tax forms, and take all such further action as may be reasonably required to make the afore-said election.

           (d) Within 75 days after Closing, the Stockholders will submit to AFGL an analysis and computation (the "Computation") describing in detail any circumstance or transaction which would result in a gain on a sale of the Companies assets (pursuant to the 338(h)(10) tax election described above) which would exceed the actual gain on the sale of stock to AFGL (if the transaction was treated as a stock sale for tax purposes); provided, that the Stockholders shall not claim any excessive gain hereunder on the basis of any circumstance or transaction consisting of or arising from (i) an exclusion of income from the Tax Return of any Person; (ii) an excessive or erroneous deduction on the Tax Return of any Person; (iii) any computational mistake on the Tax Return of any Person; (iv) any period during which any of the Historic Companies was not a valid S corporation under the Tax Code and Regulations; and (v) any change in basis of the Companies Stock held by any Stockholder arising from the death of a prior shareholder of any of the Historic Companies or a purchase of shares of any of the Historic Companies. If AFGL has any objections to the Computation, it will deliver a detailed statement describing its objections to the Stockholders within 45 days after receiving the Computation. AFGL and the Stockholders will use reasonable efforts to resolve any such objections themselves. If AFGL and the Stockholders do not obtain a final resolution within 30 days after the Stockholders have received the statement of objections, however, AFGL and the Stockholders will select an accounting firm mutually acceptable to them to resolve any remaining objections. If AFGL and the Stockholders are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties. The Stockholders will revise the Computation as appropriate to reflect the resolution of any objections thereto pursuant to this paragraph. The "Inside/Outside Difference" shall mean the excess gain set forth in the Computation as finally adjusted pursuant to this paragraph. In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in this paragraph (d), AFGL and the Stockholders will share responsibility for the fees and expenses of the accounting firm as follows: (i) if the accounting firm resolves all of the remaining objections in favor of AFGL (the Inside/Outside Difference so determined is referred to herein as the "Low Difference"), the Stockholders will be responsible for all of the fees and expenses of the accounting firm; (ii) if the accounting firm resolves all of the remaining objections in favor of the Stockholders (the Inside/Outside Difference so determined is referred to herein as the "High Difference"), AFGL will be responsible for all of the fees and expenses of the accounting firm; and
     (iii) if the accounting firm resolves some of the remaining objections in favor of AFGL and the rest of the remaining objections in favor of the Stockholders (the Inside/Outside Difference so determined is referred to herein as the "Actual Difference"), the Stockholders will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Difference and the Actual Value over (y) the difference between the High Difference and the Low Difference, and AFGL will be responsible for the remainder of the fees and expenses.

           (e) AFGL agrees to pay to the Stockholders, within 30 days of final determination of the Inside/Outside Difference, an amount equal to 33.5 % of the Inside/Outside Difference divided by a gross-up percentage of .665, allocated among the Stockholders in proportion to their respective holdings of the Companies' stock as set forth in the Stockholder List.

           (f) The covenant contained in this Section 6.03 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 6.04   Indemnification.

           (a) All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of eighteen months thereafter; provided, however, that the representations and warranties set forth in Sections 2.09, 4.01(e), 4.02(e), and 4.03(e), shall survive the Closing and continue in full force and effect until expiration of the statute of limitations applicable to all Tax Returns covering the operations of the Companies for the year ending December 31, 1996, filed with the applicable federal, state, and local authorities. In the event any Party breaches (or in the event any third Person alleges facts that, if true, would mean any Party has breached) any of its representations and warranties contained herein, provided a written claim for indemnification against the breaching Party is made within any applicable survival period specified in this paragraph (a) of Section 6.04, then the breaching Party (the "Indemnifying Party") agrees to indemnify the other Parties (the "Indemnified Parties") from and against the entirety of any Adverse Consequences the Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that no Indemnifying Party shall have any obligation to indemnify any Indemnified Party from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, or covenant of the Indemnifying Party until the Indemnified Parties have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold, at which point the Indemnifying Party will be obligated to indemnify the Indemnified Parties from and against all such Adverse Consequences that are in excess of the first $50,000 of Adverse Consequences; provided further, that the indemnification obligation of each Stockholder when two or more Stockholders are Indemnifying Parties shall be apportioned between them on the basis of a fraction, the numerator of which is the amount of Companies Stock owned by each indemnifying Stockholder as set forth on the Stockholder List, and the denominator of which is the total of the Companies Stock held by all indemnifying Stockholders as set forth on the Stockholder List; and provided further, that the maximum obligation to indemnify all Indemnified Parties from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, or covenant of the Indemnifying Party shall not exceed, in the aggregate, the Purchase Price.

           (b) If any third Person shall notify any Indemnified Party with respect to any matter (a "Third Party Claim")
     which may give rise to a claim for indemnification against any Indemnifying Party under this Section 6.04, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of it choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse
     Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
     (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this paragraph, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in clauses (i) through (v) of this paragraph is or becomes unsatisfied, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the
     Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.04.

           (c) Notwithstanding the provisions of this Section 6.04, no Party may recover for any Adverse Consequences suffered after the Closing arising from the breach of any representation or warranty known by the Party to be false or inaccurate as of the Closing; provided that this limitation shall not apply to any of the representations and warranties contained in Sections 2.09, 4.01(e), 4.02(e), and 4.03(e) of this Agreement.

          (d) In the event there is a breach of a representation or warranty that results in Adverse Consequences to any Party, such Party shall act reasonably to mitigate any such Adverse Consequences. The amount recoverable for Adverse Consequences arising from the breach of any representation or warranty by an Indemnifying Party shall be reduced by the amount recovered by the Indemnified Parties from any insurance or other indemnification arrangements.

           (e) The remedy set forth in this Section 6.04 will be the exclusive remedy for recovering on Adverse Consequences resulting from the breach of any representations and warranties set forth in this Agreement, but is not the exclusive remedy for any default or breach of performance of a post-Closing covenant or agreement. In no event shall any Indemnified Party be entitled to set off against any amounts which are owing or payable to any Indemnifying Party, with respect to any amount claimed on the basis of any Adverse Consequences and the indemnification obligation set forth in this Section 6.04.

      Section 6.05 Third Person Consents. The Parties agree to cooperate with each other in order to obtain any required third Person consents to this Agreement and the transactions herein contemplated. In this regard, the Parties acknowledge that AFGL must obtain the consent of FINOVA Capital Corporation, Merrill Lynch Financial Services Inc., and True North Communications, Inc. (formerly Foote, Cone & Belding Communications, Inc.).

      Section  6.06   Employment Arrangements.  At  the  Closing,
AFGL and the successor to ICTI shall enter into employment agreements with Cohen, List, and Ronald Wendlinger in the forms negotiated by each such individual.

     Section 6.07   Termination.

           (a) This Agreement may be terminated by the board of directors of any Party at any time prior to the Closing if:

                     (i)   A Party shall have received notice  of
          any actual or threatened material action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                     (ii)  There shall have been any change after
          the Balance Sheet Date in the assets, properties, business, or financial condition, of the Companies, which is reasonably likely to have a material adverse effect on the value of the Companies taken as a whole, except any changes disclosed in the Companies Schedules, which shall be disclosed as soon as any of the Companies has knowledge of the change;

                     (iii)      There shall have been any  change
          after the date of the September 30, 1995, AFGL balance sheet in its assets, properties, business, or financial condition, which is reasonably likely to have a material adverse effect on the value of the business, except any changes disclosed in the AFGL Schedules, which shall be disclosed as soon as AFGL has knowledge of the change; or

                     (iv) Any one or more of the Companies or the Stockholders shall fail to comply in any material respect with any of their respective material covenants or agreements contained in this Agreement or if any of their respective material representations or warranties contained herein shall be inaccurate in any material respect.

     In the event of termination pursuant to this Section 6.07(a), no obligation, right, or liability shall arise hereunder; each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; the Companies and the Stockholders shall refund to AFGL the $100,000 deposit made under Article V of this Agreement; provided, however, that the preceding sentence shall not apply in the event of termination upon
     (y) any material action against AFGL and its Subsidiaries described in clause (i) of Section 6.07(a), and (z) any change in the AFGL balance sheet dated September 30, 1995, described in clause (iii) of Section 6.07(a).

           (b) This Agreement may be terminated by the board of directors of any Party with respect to clause (iii) below, and by the board of directors of AFGL with respect to clause
     (i) and (ii) below if:

                     (i)   AFGL shall fail to obtain the consents
          or  waivers  required of any third  Person  for  it  to
          consummate  the  transactions  contemplated   by   this
          Agreement;

                     (ii) AFGL shall fail to obtain the financing required to effectuate the purchase of the Companies
          Stock under Article V of this Agreement; or

                     (iii)      AFGL shall fail to comply in  any
          material respect with any of its covenants or agreements contained in this Agreement or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

     In the event of termination pursuant to this Section 6.07(b), AFGL shall pay the expenses of all Parties as provided in Section 6.10, below; the Stockholders shall retain the $100,000 deposit made under Article V of this Agreement; and, except as specifically provided in this
     Section 6.07(b), no obligation, right, or liability shall arise hereunder.

      Section 6.08 Payment of Indebtedness. At the closing the stockholders shall deliver a payoff letter from Republic Bank setting forth the total amount which must be paid to Republic Bank to pay in full as of the date of Closing all notes and other obligations payable to Republic Bank on which any of the Companies is directly liable as a maker or endorser or given its corporate guaranty, or on which Republic Bank holds a Security Interest in any of the assets of the Companies (the "Republic Bank Obligation"). The parties agree and acknowledge that a portion of the Preliminary Purchase Price shall be paid by wire transfer of funds required to pay the Republic Bank Obligation in full as of the date of Closing.

      Section 6.09 Public Announcement. The parties covenant and agree to keep confidential this Agreement and the transactions contemplated hereby, except as may be required by applicable law. In the event any party is required by law to make a disclosure regarding this Agreement and the transactions contemplated hereby, such party shall obtain the approval of the other parties before issuing a press release or making any other public statement, which approval shall not be unreasonably withheld.

      Section 6.10 Reimbursement of Fees. AFGL covenants and agrees to reimburse the Companies and/or the Stockholders for the certain fees and other expenses incurred in connection with the transactions contemplated by this Agreement on the following terms and conditions.

          (a) AFGL shall pay all of the accounting fees incurred by the Companies in connection with the purchase transaction contemplated by Article V and the tax matters contemplated by Section 6.03 of this Agreement, all of which accounting fees are hereinafter referred to as the "Accounting Fee Reimbursement". At the time of signing and delivery of this Agreement, the Companies are delivering to AFGL all billings for the Accounting Fee Reimbursement previously received by the Companies showing in reasonable detail the services and amounts billed, and AFGL is delivering to the Companies 50% of the Accounting Fee Reimbursement as shown on such bills. Upon Closing, AFGL shall pay to the Companies the remainder of the Accounting Fee Reimbursement billed as of the date of Closing. Subsequent to the Closing, AFGL covenants and agrees to pay the full amount of post-Closing Accounting Fee Reimbursements upon receipt of invoices directly from the accountants; provided, that the obligation of AFGL to pay Accounting Fee Reimbursements for costs incurred in making determination of the Inside/Outside Difference under Section
     6.03 of this Agreement shall not exceed $12,500.

          (b) AFGL shall pay all of the accounting fees incurred by the Companies in connection with auditing financial statements of the Companies for any period prior to or subsequent to the date of Closing and 50% of the costs to the Stockholders of negotiating and preparing the employment agreements contemplated by Section 6.06 of this Agreement, all of which fees are hereinafter referred to as the "Employment Agreement and Audit Reimbursement." At the time of signing and delivery of this Agreement, the Companies are delivering to AFGL all billings for the Employment Agreement and Audit Reimbursement previously received by the Companies showing in reasonable detail the services and amounts billed, and AFGL is delivering as directed by the Companies 50% of the Employment Agreement and Audit Reimbursement as shown on such bills. Upon Closing, AFGL shall pay to the Companies and Stockholders remainder of the Employment Agreement and Audit Reimbursement billed as of the date of Closing.

           (c) At the Closing, AFGL covenants and agrees to reimburse the Companies for 100% of the fees incurred by the Companies in connection with the Viva Transaction, which is herein referred to as the "Viva Fee Reimbursement." The amount of the Viva Fee Reimbursement payable at Closing is $25,000.

           (d) In the event this Agreement is terminated because the transactions contemplated hereby are not closed within the time period stated in Section 7.01, or this Agreement is terminated on the basis of any material action against AFGL and its Subsidiaries described in clause (i) of Section 6.07(a), any change in the AFGL balance sheet dated September 30, 1995, described in clause (iii) of Section 6.07(a), or any of the provisions of Section 6.07(b), AFGL shall promptly pay to the Companies and Stockholders, as applicable, the Accounting Fee Reimbursement for all fees incurred up to and including the date of termination upon receipt of invoices for such reimbursement, the Employment Agreement and Audit Reimbursement for all fees incurred up to and including the date of termination upon receipt of invoices for such reimbursement, the remaining 50% of the costs to the Stockholders of negotiating and preparing the employment agreements contemplated by Section 6.06 of this Agreement which is not included in the Employment Agreement and Audit Reimbursement, and all costs incurred by the Companies in negotiating this Agreement up to and including the date of termination upon receipt of invoices for such reimbursement.

     Section 6.11   Additional Covenants.

          (a) AFGL covenants and agrees to take whatever actions are necessary to release the Companies and the Stockholders, officers, and directors of the Companies from any liabilities incurred in connection with the Viva Transaction, including delivering the promissory note of AFGL contemplated by the Viva Agreement.

          (b) Each of the Parties hereto covenants and agrees to disclose to the other Parties prior to Closing any events or circumstances that give that Party reason to believe that there may be a breach of any other Parties' representations and warranties set forth in this Agreement.

          (c)  Each of the Parties hereto covenants and agrees to
     use   commercially  reasonable  efforts   to   satisfy   the
     conditions specified in this Agreement to the extent that such satisfaction shall be within its control.

     Section 6.12 Dispute Resolution Procedures. In the event of dispute between the Parties as to the performance or breach hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, and such dispute shall be resolved in accordance with the procedures set forth in this section.

           (a) If the Parties are unable to resolve a dispute by good faith negotiation within thirty (30) days after the dispute arises, the Parties shall attempt in good faith to resolve the dispute by mediation pursuant to the procedures of the American Arbitration Association applicable to the mediation of commercial disputes. If the Parties are unable to agree on a mediator, the mediator shall be selected pursuant to the Commercial Mediation Rules of the American Arbitration Association.

           (b) If the dispute or claim has not been resolved by mediation within thirty (30) days of the initiation thereof, the dispute shall be resolved by arbitration conducted in New York City by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect or such other rules as mutually agreed upon by the Parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees incurred in connection with arbitration, except that if the arbitration pertains to any indemnification obligation of the Stockholders under Section
     6.04 with respect to any Adverse Consequence arising from a breach of the representations and warranties set forth in Sections 4.01(e), 4.02(e), and 4.03(e), and AFGL prevails in such arbitration, the Stockholders shall, in addition to their own costs, bear all of the costs, including attorney's fees, incurred in connection therewith and in enforcing and collecting any judgment rendered therein.

                           ARTICLE VII

                             CLOSING

      Section 7.01 Closing. The Closing of the transactions contemplated by this Agreement shall occur at 10:00 AM, New York City time on April 30, 1996, at the offices of AFGL, 850 Third Avenue, 11th Floor, New York, New York, or on such other date and at such time and place as the Parties may agree. In the event the Closing is not held on or before May 31, 1996, and provided that the Companies and the Stockholders shall not, as of that time, have breached any of their material covenants, representations, or warranties, AFGL shall pay the expenses of all Parties as provided in Section 6.10, above; the Stockholders shall retain the $100,000 deposit made under Article V of this Agreement; and, except as specifically provided in this Section 7.01, no obligation, right, or liability shall arise hereunder.

      Section 7.02 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                          ARTICLE VIII.

           CONDITIONS PRECEDENT TO OBLIGATIONS OF AFGL

      The obligations of AFGL under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

       Section   8.01     Accuracy   of   Representations.    The
representations and warranties made by the Companies and the Stockholders in this Agreement were true when made and shall be true as of the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and each of the Companies and the Stockholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. AFGL shall be furnished with certificates signed by a duly authorized officer of each of the Companies and signed by each Stockholder, each dated the date of Closing, to the foregoing effect.

      Section 8.02 Litigation Certificates. AFGL shall have been furnished with certificates dated the date of Closing and signed by a duly authorized officer of each of the Companies and signed by each Stockholder to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section  8.03   No Material Adverse Change.  Prior  to  the
Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Companies.

      Section 8.04 Good Standing. AFGL shall have received a certificate of good standing from the Secretary of State of the state of New York dated as of a date within ten days prior to the Closing certifying that each of the Companies is in good standing as a corporation in such state.

     Section 8.05 Consents/ Agreements. The Parties shall have obtained any third Person consents pursuant to Section 6.05.

     Section 8.06 Legal Opinion. AFGL shall have received from counsel to the Companies a legal opinion in the form agreed to by the Parties prior to Closing.

      Section 8.07 Republic Obligation. The Companies and Stockholders shall take all actions reasonably required to apply at the Closing a portion of the Preliminary Purchase Price to repayment of the Republic Bank Obligation in full, and to release any and all corporate obligations and guarantees given by the Companies for the Republic Bank Obligation, and all Security Interests granted to Republic Bank by the Companies thereunder.

      Section 8.08 Balance Sheets. The Companies shall have delivered to AFGL the March Balance Sheet and Estimated Balance
Sheet in accordance with the requirements of Section 5.02 of this Agreement.

      Section  8.09    Reimbursement  Documents.   The  Companies
and/or Stockholders shall have delivered to AFGL billing statements, invoices, and other documents reasonably required by AFGL to make payment of the Accounting Fee Reimbursement, Employment Agreement and Audit Reimbursement, and Viva Fee Reimbursement in accordance with Section 6.10 at the Closing.

      Section 8.10 Other Items. AFGL shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as AFGL may reasonably request.

                           ARTICLE IX

      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES
                        AND STOCKHOLDERS

      The obligations of the Companies and the Stockholders under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

       Section 9.01 Accuracy of Representations. The representations and warranties made by AFGL in this Agreement were true when made and shall be true as of the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and AFGL shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Companies and the Stockholders shall be furnished with a certificate, signed by a duly authorized officer of AFGL and dated the date of Closing, to the foregoing effect.

      Section 9.02 Litigation Certificate. The Companies and the Stockholders shall have been furnished with a certificate dated the date of Closing and signed by a duly authorized officer of AFGL to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section  9.03   No Material Adverse Change.  Prior  to  the
Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of AFGL and its Subsidiaries.

      Section 9.04 Good Standing. The Companies and the Stockholders shall have received a certificate of good standing from the Secretary of State of the state of Nevada and a certificate of authority from the Secretary of State of the state of New York, each dated as of a date within ten days prior to the Closing certifying that AFGL is in good standing as a corporation in such states.

     Section 9.05 Consents/ Agreements. The Parties shall have obtained any third Person consents pursuant to Section 6.05.

      Section  9.06    Legal  Opinion.   The  Companies  and  the
Stockholders shall have received from counsel to AFGL a legal opinion in the form in the form agreed to by the Parties prior to Closing.

      Section 9.07 Republic Obligation. At the Closing AFGL shall take all action reasonably required to apply a portion of the Preliminary Purchase Price to repayment of the Republic
Obligation contemplated by Section 6.08.

      Section 9.08 Viva Agreement. At the closing AFGL shall prepare, sign, and deliver all documents, instruments, and other agreements required by the terms and provisions of the Viva Agreement, so that all Companies Stock is released from escrow, free of any Security Interest, to the Stockholders at Closing.

       Section  9.09    Other  Items.   The  Companies  and   the
Stockholders   shall   have  received  such  further   documents,
certificates,   or  instruments  relating  to  the   transactions
contemplated hereby as they may reasonably request.

                            ARTICLE X

                          MISCELLANEOUS

      Section 10.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any Person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

      Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of New York.

     Section 10.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to AFGL, to:     AFGL INTERNATIONAL, INC.
                              Attn:  Barry S. Roseman
                              850 Third Avenue, 11th Floor
                              New York, New York  10022

          With copies to:     LEHMAN, JENSEN & DONAHUE, L.C.
                              Attn:  Mark E. Lehman
                              8 East Broadway, Suite 620
                              Salt Lake City, Utah  84111

          If to the Companies or
           the Stockholders, to:        IRENE COHEN TEMPS, INC.
                              Attn:  Michael List
                              475 Fifth Avenue, Second Floor
                              New York, New York  10017

          With copies to:     MORGAN, LEWIS & BOCKIUS LLP
                              Attn:  Thomas Sharbaugh
                              2000 One Logan Square
                              Philadelphia, Pennsylvania  19103

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 10.04 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the Parties participating in the action or suit shall each bear their own costs, including attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein; provided, that in the event AFGL institutes any action to enforce any indemnification obligation of the Stockholders under Section 6.04 with respect to any Adverse Consequence arising from a breach of the representations and warranties set forth in Sections 4.01(e), 4.02(e), and 4.03(e), and AFGL prevails in such action, the Stockholders shall, in addition to their own costs, bear all of the costs, including attorney's fees, costs on appeal, and interest from the date of judgment at the applicable judgment rate, incurred in connection therewith and in enforcing and collecting any judgment rendered therein.

     Section 10.05 Third Party Beneficiaries. This Agreement is solely between the Parties hereto, and except as specifically provided no director, officer, stockholder, employee, agent, independent contractor, or any other Person shall be deemed to be a third party beneficiary of this Agreement.

      Section 10.06 Entire Agreement. This Agreement, including the exhibits and schedules hereto, represents the entire agreement between the Parties relating to the subject matter hereof, including the letter agreement dated October 20, 1995, which is merged into this Agreement. This Agreement fully and completely expresses the agreement of the Parties. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein. None of the Parties hereto is making any representations  or  warranties to another Party  except  to  the
extent   that   the  Companies  have  made  representations   and
warranties in Article II, AFGL has made representations and warranties in Article III, and the Stockholders have made representations and warranties in Article IV.

     Section 10.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      Section 10.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other Parties shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all Parties hereto with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

      Section 10.09 Assignment. This Agreement shall be binding upon and in order to the benefit of and by enforceable by the respective heirs, legal representatives, successors, and permitted assigns of the parties hereto; provided, however, that no party hereto shall sign this Agreement or any rights, benefit, or obligation hereunder without the prior written consent of all of the parties hereto.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their officers hereunto duly authorized, as of the date first above-written.

                              AFGL INTERNATIONAL, INC.

                              By   /s/
                                 Barry S Roseman
                                 Chief Operating Officer

                              IRENE COHEN TEMPS, INC.

                              By   /s/
                                 Michael List, President

                              CORPORATE STAFFING ALTERNATIVES,
                                INC.

                              By   /s/
                                 Irene Cohen, President

                              CERTIFIED TECHNICAL STAFFING, INC.

                              By   /s/
                                 Michael List, President

                              STOCKHOLDERS

                              /s/
                              Irene Cohen

                              /s/
                              Elaine Finegan

                              /s/
                              Michael List
                       AMENDMENT NO. 1 TO
                    STOCK PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 ("Amendment") to the Stock Purchase Agreement dated April 10, 1996 ("Agreement") is made and entered into as of the 30th day of May, 1996, by and between AFGL INTERNATIONAL, INC., a Nevada corporation, IRENE COHEN TEMPS, INC., a New York corporation, CORPORATE STAFFING ALTERNATIVES, INC., a New York corporation, CERTIFIED TECHNICAL STAFFING, INC., a New York corporation, each of the STOCKHOLDERS of the Companies as originally defined in the Agreement, and SEYMOUR COHEN. Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Agreement.

                            Premises

      The Agreement provides for the acquisition by AFGL from the Stockholders of all of the capital stock of the Companies. At the time the Agreement was entered into, the Companies and Stockholders anticipated that Seymour Cohen would transfer all of the capital stock he owns in CSA to other Stockholders prior to the Closing of the transactions contemplated by the Agreement. CSA and the Stockholders have since determined not to make said transfer, so that as of the date of Closing Seymour Cohen will own shares of the capital stock of CSA. In order to effectuate the sale of CSA to AFGL, the Parties desire to amend the Agreement to include Seymour Cohen as a Stockholder, and Seymour Cohen desires to become a Party to the Agreement in order to effect the sale of CSA contemplated thereby.

                            Agreement

      NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

     1. Definitions. The definitions set forth in Article I of the Agreement are hereby amended to add a definition for "S.Cohen", add a definition for "April Balance Sheet", modify the definition of "Stockholder(s)", and delete the definition of "March Balance Sheet", all as follows:

      April  Balance Sheet has the meaning set forth  in  Section
5.02, below.

                         S.Cohen              is  Seymour  Cohen,
                         who  is a stockholder of one or more  of
                         the   Companies   as   stated   in   the
                         Stockholder List and a Party to this Agreement.

                         Stockholder(s)       is, when  singular,
                         either Cohen, Finegan, List, or S.Cohen, and is, when plural, two or all of such persons as the context dictates.

The definition for the term "March Balance Sheet" is hereby deleted.

     2. Stockholder Representations and Warranties. Article IV of the Agreement is hereby amended by the addition of Section
4.04 as follows:

           Section  4.04    By S.Cohen.  S.Cohen  represents  and
     warrants as follows:

                 (a) Except as set forth in the Companies Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which S.Cohen is a party or by which he is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which S.Cohen is subject.

                 (b) Except as set forth in the Companies Schedules, S.Cohen has full power and authority, and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement represents the valid and binding obligation of S.Cohen enforceable against him in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

               (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by S.Cohen of this Agreement and the consummation by him of the transactions contemplated hereby.

                 (d) Except as set forth in the Companies Schedules, S.Cohen is the legal and beneficial owner of the Companies Stock set forth on the Stockholder List,, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and S.Cohen has full right, power, and authority to transfer, assign, convey, and deliver the Companies Stock; and delivery of such stock at the Closing will convey to AFGL good and marketable title to the Companies Stock free and clear of any claims, charges, equities, liens, Security Interests, and encumbrances whatsoever.

                (e) At all times up to and including the date of Closing, each of the Companies, any predecessor corporation or other corporation whose assets were transferred or retransferred by any Stockholder to any of the Companies or any predecessor of the Companies (including, but not by way of limitation, Americana), and any direct or indirect corporate asset transferor of any of the Historic Companies: (i) have always been qualified S corporations under the Tax Code and Regulations; (ii) have been S corporations of New York State and New Jersey for all purposes at all times since such states have recognized such status under state law; and (iii) have never been, at any time, a corporation taxable as a regular corporation (non-S corporation) under the Tax Code and Regulations or for New York State tax purposes.

                (f) To the knowledge of S.Cohen, the information concerning S.Cohen and the Companies set forth in this Agreement under Article II and this Section 4.04 is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

     3.   Definition of March Balance Sheet..

      (a) Article V of the Agreement is hereby amended by deleting all of Section 5.02 and inserting the following in lieu thereof:

          Section 5.02 Preliminary Purchase Price. AFGL agrees to pay to the Stockholders at the Closing (hereinafter the "Preliminary Purchase Price"), $8,260,000 plus the amount (the "Additional Amount") by which the Combined Book Value of the Companies exceeds $2,100,000 as reflected on a combined balance sheet of the Companies as of April 30, 1996, prepared by the Companies, certified by an executive officer of the Companies, and delivered to AFGL two business days prior to the date of Closing (the "April Balance Sheet") by (i) a deposit of $100,000 by certified check or by wire transfer of funds to an escrow account established by Morgan, Lewis & Bockius, LLP, concurrently with the signing and delivery of this Agreement, which will be paid over to the Stockholders at Closing, and (ii) cash for the balance of the Preliminary Purchase Price payable at Closing by wire transfer or delivery of other immediately available funds. The Preliminary Purchase Price shall be allocated among the Stockholders in proportion to their respective holdings of Companies Stock as set forth in the Stockholder List delivered by the Stockholders at Closing. In addition to the Preliminary Purchase Price, AFGL will deposit at Closing by wire transfer or delivery of other immediately available funds in the escrow account established under this
     Section 5.02 (the "Escrowed Funds"), an amount equal to the difference between the Preliminary Purchase Price and the Combined Book Value of the Companies as reflected on a date of Closing combined estimated balance sheet as of the date of Closing prepared by the Companies and delivered to AFGL two business days prior to the Closing (the "Estimated Balance Sheet"). The Preliminary Purchase Price will be subject to post-Closing adjustment as set forth below in Sections 5.03, 5.04, and 6.03, as applicable.

     (b)  All references in the Agreement to the term "March
Balance Sheet" are deemed for all purposes to be "April Balance
Sheet."

      4. Acceptance. By the execution hereof, Seymour Cohen agrees and acknowledges that he is a Stockholder and Party to the Agreement for all purposes as though he were an original signatory thereto, makes the representations and warranties set forth in paragraph 2 of this Amendment and agrees that such representations and warranties shall be deemed a part of the Agreement for all purposes, and agrees to be bound by all of the terms and conditions of the Agreement as amended by this Amendment.

     4.   Miscellaneous.

      (a) Except as specifically amended by this Amendment, the Agreement shall be unchanged and remain in full force and effect. From and after the date of this Amendment, all references to the Agreement contained herein and in the Agreement shall be deemed to be references to the Agreement as amended hereby.

       (b)    This   Amendment  may  be  executed   in   multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their officers hereunto duly authorized, as of the date first above-written.

                              AFGL INTERNATIONAL, INC.

                              By   /s/
                                 Barry S Roseman
                                 Chief Operating Officer

                              IRENE COHEN TEMPS, INC.

                              By   /s/
                                 Michael List, President

                              CORPORATE STAFFING ALTERNATIVES,
                              INC.

                              By   /s/
                                 Irene Cohen, President

                              CERTIFIED TECHNICAL STAFFING, INC.

                              By   /s/
                                 Michael List, President

                              STOCKHOLDERS

                              /s/
                              Irene Cohen

                              /s/
                              Elaine Finegan

                              /s/
                              Michael List

                              /s/
                              Seymour Cohen